UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PRAECIS PHARMACEUTICALS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRAECIS PHARMACEUTICALS INCORPORATED

830 WINTER STREET

WALTHAM, MASSACHUSETTS 02451-1420

YOUR VOTE IS IMPORTANT

September 26, 2005

Dear Praecis Stockholder:

On Thursday, October 27, 2005, PRAECIS PHARMACEUTICALS INCORPORATED will hold a special meeting of stockholders.  The meeting will be held at our corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and is scheduled to begin at 10:00 a.m. local time.

At the special meeting our stockholders will be voting on a proposal to approve a series of amendments to PRAECIS’ Amended and Restated Certificate of Incorporation to effect a reverse stock split of PRAECIS’ common stock, at a split ratio of 1-for-5, 1-for-7.5 or 1-for-10, with the determination of which of such three split ratios, and whether any such reverse stock split, will be implemented to be in the discretion of the board of directors.  This proposal is described in detail in the proxy statement previously sent to you.

This is to remind you that it is important that your shares be voted no matter how many or how few shares you own.  Every vote counts.  Because approval of the reverse stock split requires the affirmative vote of the holders of a majority of the outstanding shares, a failure to vote has the same effect as a vote against the reverse stock split.

We have enclosed for your convenience a duplicate proxy card which registered holders of shares may use to vote, or a duplicate voting instruction form for use in voting shares held by brokers in “street name.”  If you have already voted and you do not wish to change your vote, you do not need to take any further action at this time.  Please keep in mind that submission of a later dated proxy card or voting instruction form will revoke any earlier proxy card or voting instruction form you may have submitted.  If you have not already voted, we urge you to do so immediately by completing, signing, dating and returning the enclosed proxy card or voting instruction form in the enclosed postage paid envelope.  Your board of directors recommends that you vote For the reverse stock split.

You should also read carefully the information on the reverse side of this letter under “Supplemental Information”, as it revises certain information contained in the proxy statement previously sent to you regarding the voting of shares held in “street name” through a broker.

Finally, if you have any questions on how to vote your shares, please contact our proxy specialists -- Georgeson Shareholder, toll-free at (800) 611-7560.  They will be pleased to help you.

Sincerely,

/s/ Kevin F. McLaughlin
Kevin F. McLaughlin
President and Chief Executive Officer

PLEASE READ CAREFULLY THE SUPPLEMENTAL

INFORMATION ON THE REVERSE SIDE OF THIS LETTER

SUPPLEMENTAL INFORMATION

The proposal being voted on at the special meeting of stockholders has been designated as a “routine” matter for purposes of determining whether brokers have discretionary voting authority if they are not instructed how to vote by the beneficial owners of PRAECIS shares held in brokerage accounts.  As a result, if you hold shares in a brokerage account and do not instruct your broker how to vote, your broker will vote your shares FOR the reverse stock split.  You can instruct your broker how to vote such shares by completing, signing, dating and returning the voting instruction form furnished to you by your broker.  A voting instruction form was enclosed with PRAECIS’ proxy statement previously sent to you, and a duplicate voting instruction form is enclosed with this letter.

The information in the immediately preceding paragraph amends and supercedes the last sentence of the third paragraph under the caption “Voting Securities, Quorum and Vote Required” on page 1, and the second and third sentences under the caption “Voting Procedures – How to Vote by Proxy” on page 2, of the proxy statement previously sent to you.